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                                                                      EXHIBIT 21

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
LIST OF SUBSIDIARIES OF THE COMPANY            JURISDICTION OF INCORPORATION
---------------------------------------------  ---------------------------------------------

CellPoint International, Inc.                  Delaware

CellPoint Systems AB                           Sweden

CellPoint Systems S.A. (Pty) Ltd.              South Africa

CellPoint UK Financing Company Limited         England & Wales

CellPoint Swedish Holdings Limited             England & Wales

Unwire AB                                      Sweden

Unwire Positioning AB                          Sweden

CellPoint Europe Limited                       England and Wales